Exhibit 99(i)– News Release

Joseph H. Rossi
President and CEO
(860) 875–2500

Vernon, CT – April 18, 2003

ALLIANCE ANNOUNCES 2003 ANNUAL MEETING

     Alliance Bancorp of New England, Inc. announced today that it will hold its 2003 Annual Meeting of Shareholders for the 2002 fiscal year on Wednesday, November 26, 2003.

     Alliance President and CEO, Joseph H. Rossi, said, “The change in the meeting date to November 26 has given our management and Board valuable time to review our Company’s strategic alternatives with our advisors and that process is now well underway.”

     The Company will prepare its proxy statement for mailing to shareholders not more than sixty days prior to the November 26 meeting.

     Alliance Bancorp of New England, Inc. (AMEX:ANE) is the bank holding company for Tolland Bank, a Connecticut-chartered bank with nine offices serving central and eastern Connecticut. Alliance builds community and shareholder value relying on its fundamental strengths of convenience, superior marketing, customer service, knowledge of its communities, and competitive products. (www.alliancebancorp.com and www.tollandbank.com)

     Statements in this press release regarding Alliance Bancorp of New England, Inc.’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statement, see “Forward-Looking Statements” in the Company’s most recent Annual Report.